Exhibit 99.05

GOOD FAITH INTERIM

AMENDMENT NUMBER FOUR TO THE

BAKER & HOSTETLER LLP DEFINED CONTRIBUTION PLAN AND TRUST

PROTOTYPE BASIC PLAN DOCUMENT #01 AND

NONSTANDARDIZED PROFIT SHARING ADOPTION AGREEMENT #001

WHEREAS, the Sponsoring Employer identified below maintains the Plan identified below through the adoption of the Adoption Agreement #001 for the Baker & Hostetler LLP Prototype Plan, Nonstandardized Profit Sharing Plan and Trust (the “Adoption Agreement”) and the Basic Plan Document #001 (“Basic Plan Document”);

WHEREAS, on December 29, 2004, the Internal Revenue Service (“IRS”) published final regulations under Code Sections 401(k) and (m), effective for plan years beginning on or after January 1, 2006 (“2006 401(k) Regulations”);

WHEREAS, Revenue Procedure 2005-66, as modified by Notice 2005-95, requires that any discretionary amendments related to the foregoing must be adopted by the end of the plan year in which the amendment is effective, and that non-discretionary amendments that relate to changes in the qualification requirements of Code Section 401, et seq. (or changes integral to such requirements), must be adopted by the later of (1) the end of the plan year that begins on or after January 1, 2006, or (2) by the Sponsoring Employer’s tax filing deadline (with extensions) for the fiscal year that contains the effective date of such changes;

WHEREAS, Notice 2005-95 confirms that the adoption of a good faith amendment that reflects the qualification requirements described above will not cause a plan to fail to be a prototype plan or adversely affect the Sponsoring Employer’s reliance on the opinion letter;

WHEREAS, Section 12.1[b] of the Basic Plan Document permits Baker & Hostetler LLP (the “Prototype Sponsor”), at any time, to make general amendments and amendments to reflect qualification changes to the Basic Plan Document and/or the Adoption Agreement with appropriate notice to the Sponsoring Employer;

WHEREAS, Section 12.1[a][1] of the Basic Plan Document permits the Sponsoring Employer, at any time, to amend the Plan with respect to the variable options set forth in the Adoption Agreement, and to amend the Plan to reflect qualification changes, by delivering to the Trustee signed copies of an amended Adoption Agreement or appropriate amendment to the Plan;

NOW THEREFORE, the Prototype Sponsor hereby amends the Adoption Agreement by the revision and/or addition of optional provisions, and amends the Basic Plan Document by the provisions set forth herein, effective as of the dates indicated herein. Such amendments are intended as good faith interim compliance with the final 2006 401(k) Regulations and related published guidance, and are to be construed in accordance with EGTRRA and subsequent related guidance. Further, the Sponsoring Employer hereby amends the Plan by selecting the amended options in the Adoption Agreement, effective as of the dates indicated herein, and hereby accepts the Prototype Sponsor’s amendment of the Adoption Agreement and Basic Plan Document effective as of January 1, 2006, or as of the earlier or later dates indicated.

IDENTIFICATION OF THE SPONSORING EMPLOYER AND THE PLAN

1.	Name of Sponsoring Employer: Cardinal Health 414, Inc.

2.	Business address: 7000 Cardinal Place

                                         (Street Address)

Dublin	Ohio	43017
(City)	(State)	(Zip Code)

3.	Business telephone number: (614) 757-5000

4. Business entity:	☒ C. Corp.	☐ S. Corp.	☐ Partnership	☐ Sole Proprietorship
	☐ Tax-Exempt Entity		☐ Limited Liability Company
☐ Other: ______________________________

5.	Employer tax identification number (EIN): 85-0229124

6.	The Sponsoring Employer’s taxable year ends on: June 30

7.	The Plan name will be: Syncor International Corporation Employees’ Savings and Stock Ownership Plan

8.	Plan number: 002

9.	Effective Date of Amendment Number Four: The amended elective options selected by the Sponsoring Employer and the amendments to the Basic Plan Document in this Amendment Number Four shall be effective as of January 1, 2006 (except as otherwise provided herein), and shall override any inconsistent options previously elected in Adoption Agreement #001, adopted by the Sponsoring Employer effective as of August 1, 2003 [indicate the effective date of the last restatement of the entire Adoption Agreement, such as January 1, 1997]. If no elective options are selected in this Amendment Number Four, the Sponsoring Employer shall be deemed to have only adopted the Prototype Sponsor’s amendment to the Basic Plan Document effective as of January 1, 2006.

INDEX AND INSTRUCTIONS FOR THIS INTERIM

GOOD FAITH AMENDMENT NUMBER FOUR

Section A. Amendments to the Adoption Agreement #001

Make any elections in this Section A that are necessary or appropriate. If no elections are necessary or appropriate, skip to the Signature page to affirmatively adopt all new options selected in the amended Adoption Agreements (if any) and all of the amendments made to the Basic Plan Document.

Section B. Amendments to the Basic Plan Document

No elections are necessary in Section B, which are amendments to the Basic Plan Document. Skip to the Signature page to affirmatively adopt all new options selected in the amended Adoption Agreements (if any) and all of the amendments made to the Basic Plan Document.

2

INTERIM GOOD FAITH AMENDMENT NUMBER FOUR-

TO THE

BAKER & HOSTETLER LLP DEFINED CONTRIBUTION PLAN AND TRUST

PROTOTYPE BASIC PLAN DOCUMENT AND

NONSTANDARDIZED PROFIT SHARING ADOPTION AGREEMENT #001

Section A. Amendments to the Adoption Agreement #001

[Instructions: Make any elections in this Section A that are necessary or appropriate. After making elections, or, if no elections are necessary or appropriate, skip to the Signature page to affirmatively adopt all options elected in the amended Adoption Agreement (if any), and all amendments made to the Basic Plan Document by the 2006 401(k) Regulations and related guidance.]

1. Special One-Time Irrevocable Elections. Item II.L of the Adoption Agreement is hereby replaced by a new Item II.L of the Adoption Agreement, such new provision to read in its entirety as follows to reflect the Treas. Reg. § 1.401(k)-1(a)(3), which provides revised rules for special one-time irrevocable elections. (See Section B of this Amendment, revising Section 4.4[f] of the Basic Plan Document.):

L.	Special One-Time Irrevocable Elections. If elected here ☒, effective for Plan Years beginning on or after January 1, 2006 [indicate an effective date not earlier than the first day of the Plan Year beginning on or after January 1, 2006], an Employee may make a one-time irrevocable election as provided in Section 4.4[f] of the Basic Plan Document, as amended.

2. Treatment of Forfeitures of Matching Contributions Related to Excess Contributions and Forfeitures of ACP Test Safe Harbor Matching Contributions. Item VIII.F.1 of the Adoption Agreement is hereby amended by renumbering the present text as Item VIII.F.1.a, and revising such text to limit its application only to the treatment of forfeitures of nonvested Matching Contributions other than Excess Aggregate Contributions, or forfeitures of Matching Contributions or Qualified Matching Contributions related to Excess Deferrals or Excess Contributions, and other than forfeitures of nonvested ACP Test Safe Harbor Matching Contributions. Further, Item VIII.F.1. of the Adoption Agreement is hereby amended by the addition of the following Item VIII.F.1.b, relating to the forfeiture of Excess Aggregate Contributions (resulting from the failure of the Actual Contribution Percentage test), the forfeiture of Matching Contributions (related to Excess Deferrals or Excess Contributions), or the forfeiture of Qualified Matching Contributions (related to, for example, Excess Deferrals), and the addition of Item VIII.F.1.c, relating to the treatment of nonvested ACP Test Safe Harbor Matching Contributions (resulting from forfeiture following the termination of a Participant):

b.	Forfeitures of Excess Aggregate Contributions. Unless the Sponsoring Employer elects an alternate method is selected below, effective for Plan Years beginning on or after January 1, 2006, forfeitures of relating to the forfeiture of Excess Aggregate Contributions (resulting from the failure of the Actual Contribution Percentage test), forfeiture of Matching Contributions (related to Excess Deferrals or Excess Contributions), or Qualified Matching Contributions (related to, for example, Excess Deferrals), shall be applied to reduce Employer Contributions (which includes Matching Contributions and/or Employer Non-Elective Contributions) for the Plan Year in which such excess arose, but allocated as provided in Item b.i., below, to the extent the applicable forfeiture exceeds Employer Contributions for the Plan Year, or to the extent the Employer has already contributed for such Plan Year.

In the alternative to the foregoing allocation method, if elected here ☐, effective for Plan Years beginning on or after                      [indicate an effective date no earlier than January 1, 2006], forfeitures of Excess Aggregate Contributions (resulting from the failure of the Actual Contribution Percentage test), forfeitures of Matching Contributions related to Excess Deferrals or Excess Contributions or forfeitures of Qualified Matching Contributions (resulting, for example, from the distribution of Excess Deferrals) from shall be [select one]:

i.

Allocated, after all other forfeitures under the Plan, to the Matching Contribution account of each Non-highly Compensated Employee who made Elective Deferrals (or after-tax Employee Contributions, if matched) in the ratio that each such Participant’s

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Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year. For Plan Years beginning on or after January 1, 2006, such forfeitures shall be allocated to each Non-highly Compensated Employee in the ratio that each such Participant’s Elective Deferrals for the Plan Year bears to the total Elective Deferrals of all such Participants for such Plan Year.

☐	ii. Allocated according to the following method: ________________________________________

 _______________________________________________________________________________

 _______________________________________________________________________________

 _______________________________________

[Note:	Forfeitures cannot be used as Qualified Nonelective Contributions, Qualified Matching Contributions or Elective Deferrals. For Plan Years beginning on or after January 1, 2006, other than the default matching allocation method provided above, or the allocation method described in item i., above, certain formulas such as flat-dollar allocations or allocations that target matches for lower paid Non-highly Compensated Employees must satisfy additional requirements specified in Treas. Reg. § 1.401(m)-2(a)(5).

c.	Forfeitures of Nonvested ACP Test Safe Harbor Matching Contributions. If the Safe Harbor method has been selected and if ACP Test Safe Harbor Matching Contributions are made that are subject to a vesting schedule, unless the Sponsoring Employer elects an alternate method as provided below, effective for Plan Years beginning on or after January 1, 2006, forfeitures of nonvested ACP Test Safe Harbor Matching Contributions will be used to reduce ACP Test Safe Harbor Matching Contributions.

However, if elected here ☐, effective for Plan Years beginning on or after                      [indicate an effective date no earlier than January 1, 2006], forfeitures of Nonvested ACP Test Safe Harbor Matching Contributions shall be allocated according to the following method: _________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Note:	The Sponsoring Employer may specify an alternate method of allocating forfeitures of Matching Contributions that are designated as ACP Test Safe Harbor Matching Contributions; however, such forfeitures may not be used as ADP Test Safe Harbor Contributions, and if used as anything other than ACP Test Safe Harbor Contributions, the Plan will not be exempt from Code Section 416.

3. Qualified Matching Contributions and Qualified Non-Elective Contributions. Item XV1.E of the Adoption Agreement is amended by the addition of the following revised options to allow Sponsoring Employers to elect to contribute Qualified Matching Contributions and Qualified Non-Elective Contributions in a manner consistent with the 2006 401(k) Regulations which eliminated the “bottom up” method of allocation and provided other limitations (as detailed under Sections 4.6[d] and [e] of the Basic Plan Document, amended by Section B of this Amendment Four):

E.

Qualified Non-elective Contributions and Qualified Matching Contributions Taken into Account for Purposes of the Actual Deferral Percentage Test and the Actual Contribution Percentage Test. As elected below, Qualified Matching Contributions and/or Qualified Non-elective Contributions may be contributed to the Plan. In addition, those contributions made under this Plan (or any other Plan of the Employer) may be taken into account for purposes of calculating the Actual Deferral Percentage test and/or the Actual Contribution Percentage test, as appropriate. Further, unless such contributions are provided to either all Participants or to all Non-Highly Compensated Employees, the rules and restrictions provided by Sections 4.6[d] and [e] of the Basic Plan Document, as amended in Section B of this Amendment Number Four, shall apply. In addition, as provided in Item 3, below, the Sponsoring Employer may elect to use Elective Deferrals as Contribution Percentage amounts in the Actual Contribution Percentage test. In determining the

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combined Elective Deferrals and Roth Contributions for the purpose of the Actual Deferral Percentage test, the Employer may include Qualified Matching Contributions or such Qualified Non-elective Contributions under this Plan or any other plan maintained by the Employer. (Select all, some or none, as appropriate.)

1.	Qualified Non-elective Contributions. According to the options selected below, the Employer may make Qualified Non-elective Contributions to the Plan in the amount indicated in Item a, and such Qualified Non-elective Contributions made under this Plan (or any other plan maintained by the Employer) shall be taken into account for purposes of the Actual Deferral Percentage or Actual Contribution Percentage Test as indicated in Item b. (Select a or b, or both.)

a.	Election to Make Qualified Non-elective Contributions. If elected here ☐, effective for Plan Years beginning on or after __________________________ [indicate an effective date not earlier than the first day of the Plan Year beginning on or after January 1, 2006], the Employer will make Qualified Non-elective Contributions to the Plan:

i.	On behalf of [select one]:

☐ A.	All Participants

☐ B.	All Participants who are Non-highly Compensated Employees

ii.	In the amount of [select one]:

☐ A.	percent [indicate an amount not more than 15%] of the Compensation of all Participants eligible to share in the allocation.

☐ B.	percent of the net profits, but in no event more than $ .

☐ C.	If the Employer is using the current year testing method, in an amount necessary to satisfy the Actual Deferral Percentage test, and the Actual Contribution Percentage test.

☐ D.	An amount determined by the Employer, subject to the restrictions provided by Section 4.6[d] of the Basic Plan Document.

Note	Targeting Qualified Non-elective Contributions to the lowest paid Non-highly compensated Employees (i.e., the “bottoming up” method) is prohibited for Plan Years beginning after December 31, 2005. Thus, any allocation method other than one provided on behalf of all Participants or only to Non-highly Compensated Employees, in the amounts provided in Items A, B or C, above, must satisfy additional requirements specified in Treas. Reg. §§ 1.401(k)-2(a)(6) and 1.401(m)-2(a)(6) as provided in Section 4.6[d] of the Basic Plan Document.

b.	Allocation Method of Qualified Non-elective Contributions. If elected here ☐, effective for Plan Years beginning on or after ____________________________________ [indicate an effective date not earlier than the first day of the Plan Year beginning on or after January 1, 2006], the amount of Qualified Non-elective Contributions made under this Plan (or any other plan of the Employer) taken into account as Elective Deferrals or Contribution Percentage amounts, as

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appropriate, for purposes of calculating the Actual Deferral Percentage test, and/or Actual Contribution Percentage tests, shall be allocate as follows:

i.	If elected here, ☐ for the Actual Deferral Percentage test:

☐ A.	All such Qualified Non-elective Contributions contributed by the Employer shall be taken into account as Elective Deferrals for purposes of the Actual Deferral Percentage test.

☐ B.	Only such Qualified Non-elective Contributions needed to satisfy the Actual Deferral Percentage test stated in Basic Plan Section 4.5 shall be taken into Account as Elective Deferrals. [This Item i.B., if selected, shall be effective only for Plan Years in which the Employer has elected to use the current year testing method for the applicable test.]

ii.	If elected here, ☐ for the Actual Contributions Percentage test:

☐ A.	All such Qualified Non-elective Contributions contributed by the Employer shall be taken into account as Contribution Percentage amounts for purposes of calculating the Actual Contribution Percentage test.

☐ B.	Only such Qualified Non-elective Contributions needed to satisfy the Actual Contribution Percentage test stated in Basic Plan Document Section 4.6 shall be taken into account as Contribution Percentage amounts. [This Item ii.B., if selected, shall be effective only for Plan Years in which the Employer has elected to use the current year testing method for the applicable test.]

2.	Qualified Matching Contributions. According to the options selected below, the Employer may make Qualified Matching Contributions to the Plan on behalf of the Participants and in the amount indicated in Item a, and such Qualified Matching Contributions made under this Plan (or any other plan maintained by the Employer) shall be taken into account as Elective Deferrals for purposes of the Actual Deferral Percentage as indicated in Item b.

a.	Election to Make Qualified Matching Contributions. If elected here ☐, effective for Plan Years beginning on or after [indicate an effective date not earlier than the first day of the Plan Year beginning on or after January 1, 2006], the Employer will make Qualified Matching Contributions to the Plan

i.	On behalf of [select one]:

☐ A.	All Participants.

☐ B.	All Participants who are Non-highly Compensated Employees.

ii.	Who make [select one or both]:

☐ A.	Elective Deferrals.

☐ B.	Post-Tax Participant Contributions to the Plan.

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iii.	According to the foregoing selections, the Employer shall contribute and allocate to each such Participant’s Qualified Matching Contribution account an amount equal to:

☐ A.	percent [indicate an amount not more than 100%] of the Participant’s Elective Deferrals.

☐ B.	percent [indicate an amount not more than 100%] of the Participant’s Post-Tax Contributions.

In addition, the Employer shall not match amounts provided in Items iii.A. or B., above, in excess of                      dollars, or in excess of                                  percent, of the Participant’s Compensation.

b.	Allocation Method of Qualified Matching Contributions. If elected here ☐, effective for Plan Years beginning on or after [indicate an effective date not earlier than the first day of the Plan Year beginning on or after January 1, 2006], Qualified Matching Contributions made under this Plan or under any other plan of the Employer may be included as Elective Deferrals for purposes of the Actual Deferral Percentage Test. The amount of Qualified Matching Contributions elected in Item a., above, taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentage test, shall be determined as follows (select i. or ii.):

☐ i.	All such Qualified Matching Contributions contributed by the Employer under Item a., above, shall be taken into account as Elective Deferrals for purposes of the Actual Deferral Percentage test.

☐ ii.	Only such Qualified Matching Contributions needed to satisfy the Actual Deferral Percentage test provided in Basic Plan Document Section 4.5 shall be taken into account as Elective Deferrals. [This Item ii., if selected, shall be effective only for Plan Years in which the Employer has elected to use the current year testing method for Actual Deferral Percentage test.]

3.	Allocating Elective Deferrals as Contribution Percentage Amounts. If elected here ☐, effective for Plan Years beginning on or after ___________________________ [indicate an effective date not earlier than the first day of the Plan Year beginning on or after January 1, 2006], the amount of Elective Deferrals taken into account as Contribution Percentage amounts for purposes of calculating the Actual Contribution Percentage test shall be determined as follows [select i. or ii.]:

☐ a.	All such Elective Deferrals.

☐ b.	Such Elective Deferrals needed to meet the Actual Contribution Percentage test as provided in Basic Plan Document Section 4.6. [This Item b. shall be effective only for Plan Years in which the Employer has elected to use the current year testing method for the Actual Contribution Percentage test.]

Note: Elective Deferrals contributed under a safe harbor plan may not be taken into account for the Actual Contribution Percentage test. Also, Elective Deferrals used to satisfy the Actual Deferral Percentage test may not be used to satisfy the Actual Contribution Percentage test.

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4. Election of “Inconsistent” Testing Year Methods. Item XVI of the Adoption Agreement is amended by the addition of the following new provision to allow Sponsoring Employers to elect to use the prior year testing method or current year testing method for both the Actual Deferral Percentage and Actual Contribution Percentage test, or for just one of the tests, as now permitted by the 2006 401(k) Regulations:

F.	Current or Prior Testing Method Effective Dates – 2006 and Later. If elected here ☐, effective for Plan Years beginning on or after [indicate an effective date not earlier than the first day of the Plan Year beginning on or after January 1, 2006], the Employer may elect to utilize the prior year testing method or current year testing method for both the Actual Deferral Percentage test and the Actual Contribution Percentage test, or for a single test.

☐ 1.	Same Testing Method. The Employer has elected to use the same testing method for both the Actual Deferral Percentage test and the Actual Contribution Percentage test as set for herein:

a.	For 2006: ☐ prior year testing method, or ☐ current year testing method.

b.	For 2007: ☐ prior year testing method, or ☐ current year testing method.

c.	For 2008: ☐ prior year testing method, or ☐ current year testing method.

☐ 2.	Separate Testing Methods. The Employer has elected to use different testing methods for each of the Actual Deferral Percentage test and Actual Contribution Percentage test, as set forth herein for the 2006, 2007 and 2008 Plan Years:

a.	Effective for the Plan Year beginning in 2006:

i.	For the Actual Deferral Percentage Test (select one): ☐ prior year testing method, or ☐ current year testing method.

ii.	For the Actual Contribution Percentage Test (select one): ☐ prior year testing method or, ☐ current year testing method

b.	Effective for the Plan Year beginning in 2007:

i.	For the Actual Deferral Percentage Test (select one): ☐ prior year testing method, or ☐ current year testing method.

ii.	For the Actual Contribution Percentage Test (select one): ☐ prior year testing method or, ☐ current year testing method

c.	Effective for the Plan Year beginning in 2008:

i.	For the Actual Deferral Percentage Test (select one): ☐ prior year testing method, or ☐ current year testing method.

ii.	For the Actual Contribution Percentage Test (select one): ☐ prior year testing method or, ☐ current year testing method

Note:	Once made, the Sponsoring Employer can elect the prior year testing method for a Plan Year only if the Plan has used the current year testing method for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code § 410(b)(6)(C)(i), the Sponsoring Employer maintains both a plan using the prior year testing method and a plan using the current year testing method, and the change is made within the transition period described in § 410(b)(6)(C)(ii).

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INTERIM GOOD FAITH AMENDMENT NUMBER FOUR-

TO THE

BAKER & HOSTETLER LLP DEFINED CONTRIBUTION PLAN AND TRUST

PROTOTYPE BASIC PLAN DOCUMENT #01

NONSTANDARDIZED PROFIT SHARING ADOPTION AGREEMENT #001

Section B. Amendments to the Basic Plan Document

[Instructions: No elections are necessary in this Section B. These are the amendments to the provisions of the Basic Plan Document that reflect the changes made by the 2006 401(k) Regulations and related guidance. Skip , to the Signature page to affirmatively adopt all options elected in the amended Adoption Agreement (if any), and all amendments made to the Basic Plan Document by the 2006 401(k) Regulations and related guidance.]

1. Severance from Employment. Effective for Plan Years beginning on or after January 1, 2006, Article I of the Basic Plan Document is amended by the addition of the following new Section 1.51 to the end thereof relating to the definition of Severance from Employment, as revised by the 2006 401(k) Regulations:

1.51	Severance from Employment. Effective for Plan Yeas beginning on or after January 1, 2002, Severance from Employment shall have the meaning provided in Code Section 401(k)(2)(B)(i). Effective for Plan Years beginning or after January 1, 2006, a change in status from a common law employee to a Leased Employee shall not constitute a Severance from Employment. In addition, a Participant does not have a Severance from Employment if, in connection with a change of employment, the Participant’s new employer maintains this Plan with respect to that Participant, for example, if that new employer continues or assumes sponsorship of this Plan or accepts a transfer of Plan assets and liabilities with respect to the same Participant.

2. Definition of Matching Contributions and the Prohibition of Prefunding. Effective for Plan Years beginning on or after January 1, 2006, Section 4.1[e] of the Basic Plan Document related to Employer Contributions is amended by the addition of the following to reflect the restrictions and requirements revised by the 2006 401(k) Regulations:

Notwithstanding the foregoing limitations to the contrary, effective for Plan Years beginning on or after January 1, 2006, for purposes of this Section 4.1, a Matching Contribution is an Employer contribution to the Plan (including a contribution made at the Employer’s discretion) on account of a Participant’s Pre-Tax Contributions or Post-Tax Participant Contribution, if any, to this Plan or any other plan maintained by an Employer, and includes any forfeiture allocated on the basis of Participant Pre-Tax Contributions, Employer Matching Contributions, or Participant Contributions.

[i]	Whether an Employer contribution is made on account of a Participant Pre-Tax Contributions or Post-Tax Contribution is determined on the basis of all relevant facts and circumstances, including the relationship between the Employer contribution and Participant actions outside the Plan. An Employer contribution made to a defined contribution plan on account of contributions made by a Participant under an Employer-sponsored savings arrangement not held in a plan or arrangement that is intended to be a qualified plan or other arrangement described in Treas. Reg. §1.402(g)-1(b) is not a Matching Contribution.

[ii]

The Employer contribution will not be a Matching Contribution made with respect to the Participant’s Pre-Tax Contributions if, except for occasional, bona fide administrative considerations, it precedes the earlier of [A] the performance of services relating to the Pre-Tax Contribution, or [B] when the Compensation subject to the election or salary reduction agreement would be payable to the individual in the absence of an election to defer. Further, an Employer contribution is not a Matching Contribution made on account of the Participant Pre-Tax Contribution if it is contributed before the Participant Pre-Tax Contribution. In addition, effective January 1, 2006, any Matching Contribution for a prepayment of a Pre-Tax Contribution that is otherwise permitted according to Notice 2002-48 may not be taken into account for purposes of

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the Actual Contribution Percentage test and the prepayment would not satisfy any Plan requirement to provide Matching Contributions.

[iii]	The foregoing restriction on pre-funding in subsection [ii] does not apply to the allocation of forfeitures of Employer Matching Contributions.

3. Prefunding Deferrals Prohibited and Annual “Effective Opportunity” to Defer Required. Effective for Plan Years beginning on or after January 1, 2006, Section 4.4[d] of the Basic Plan Document, defining Participant Elective Deferrals, is amended by the addition of the following to reflect the restrictions and requirements revised by the 2006 401(k) Regulations:

Notwithstanding Section 4.4[d] of the Basic Plan Document to the contrary, effective calendar years beginning on or after January 1, 2006, a Participant’s Elective Deferral (either pre-tax or Roth Contribution) cannot relate to Compensation that is payable prior to the Sponsoring Employer’s adoption or effective date of a cash or deferred arrangement. Participants must be provided with an “effective opportunity” to make or change elections at least once per year. In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to a Participant’s Elective Deferral made through a salary reduction agreement cannot precede the earlier of [i] the performance of services relating to the contribution and [ii] when the Compensation subject to the election or salary reduction agreement would be payable to the Participant in the absence of an election to defer. In addition, effective calendar years beginning on or after January 1, 2006, prepayments permitted according to Notice 2002-48 may not be taken into account for purposes of the Actual Deferral Percentage and Actual Contribution Percentage tests.

4. One-Time Irrevocable Election. Effective for Plan Years beginning on or after January 1, 2006, Section 4.4[f] of the Basic Plan Document is hereby replaced by the following new Section 4.4[f]:

[f]	One-Time Irrevocable Election: If elected in the Section A of this Amendment Number Four, effective for Plan Years beginning on or after January 1, 2006, upon first becoming eligible under this or any other plan of the Employer described in Code Section 219(g)(5)(A) (whether or not such plan or arrangement has been terminated), an Employee may make a one-time irrevocable election to have contributions equal to a specified amount of percentage of Compensation (including no amount of Compensation) made by the Employer on the Employee’s behalf to the Plan, or to any other plan maintained or established by the Employer (including plans not yet established) for the duration of the Employee’s employment with the Employer, or, in the case of a defined benefit plan, to receive accruals or other benefits (including no benefits) under such plans. Contributions made under one-time irrevocable elections shall not be treated as a cash or deferred election, and are not includible in the Employee’s gross income by reason of Treas. Reg. Section 1.402(a)-1(d). Any one-time irrevocable election made on or after January 1, 2006, according to this provision, shall be made in a manner consistent with Treas. Reg. Section 1.401(k)-1(a)(3) or other applicable guidance.

5. Gap Period Income Included in Excess Deferrals. Effective for Plan Years beginning on or after January 1, 2006, Sections 4.5[h][3] and 4.6[b], which relate to distributing allocated excess contributions and allocated excess aggregate contributions resulting from the Actual Deferral Percentage and Actual Contribution Percentage tests, are hereby amended by the addition of the following relating to the revised requirement to include gap period income in the distribution of Excess Deferrals:

For Plan Years beginning on or after January 1, 2006, income or loss allocable to the period between the end of the taxable year and seven days prior to the date of distribution must be included in the distribution. The Administrator may use any reasonable method for computing the income allocable to such excess deferrals or contributions, provided the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts.

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6. Inconsistent Testing Methods Permitted. Effective for Plan Years beginning on or after January 1, 2006, Sections 4.5[f] and 4.6[a] of the Basic Plan Document, which relate to the Actual Deferral Percentage and Actual Contribution Percentage tests and the use of the current and prior year testing methods, are hereby amended by the addition of the following to permit the Sponsoring Employer to elect the application of the current year or prior year testing method to the Actual Deferral Percentage test and/or Actual Contribution Percentage test in an inconsistent manner:

Effective for Plan Years beginning January 1, 2006, the Sponsoring Employer may elect to utilize the prior year testing method or current year testing method for both the Actual Deferral Percentage test and the Actual Contribution Percentage test, or for a single test as selected in Section A of this Amendment Number Four. However, once the current year testing method has been selected, the Sponsoring Employer can elect the prior year testing method for a Plan Year only if the Plan has used current year testing method for each of the preceding five Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Sponsoring Employer maintains both a plan using prior year testing and a plan using current year testing, and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

7. The Actual Deferral Percentage Test and Multiple Plans—Aggregation and Disaggregation. Effective for Plan Years beginning on or after January 1, 2006, Sections 4.5[f][A] and [B] of the Basic Plan Document, which relate to the determination of the Actual Deferral Percentage when there are multiple 401(k) plans, are hereby amended by the following, as appropriate:

Effective for Plan Years beginning on or after January 1, 2006, for purposes of Section 4.5[f][A] of the Basic Plan Document, the individual deferral ratio for any Highly Compensated Employee for the Plan Year who is eligible to have Elective Deferrals (and, if applicable, Roth Contributions and any Qualified Non-elective Contributions or Qualified Matching Contributions—or both—to the extent treated as an Elective Deferral for the purpose of the Actual Deferral Percentage test) allocated to his or her accounts under two or more cash or deferred arrangements described in Code Section 401(k) maintained by the Employer, shall be determined as if such Pre-Tax Contributions (and, if applicable, Roth Contributions and any Qualified Non-elective Contributions or Qualified Matching Contributions—or both—to the extent treated as an Elective Deferral) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer that have different plan years, all Elective Deferrals (and, if applicable, Roth Contributions and any Qualified Non-elective Contributions or Qualified Matching Contributions—or both—to the extent treated as an Elective Deferral) made under all such arrangements within the single plan year of the plan being tested shall be aggregated for purposes of determining the individual deferral ratio of the plan being tested, without regard to the plan year of each plan under which such contribution was made.

Effective for Plan Years beginning on or after January 1, 2006, in addition to the aggregation rules of Section 4.5[f][B] of the Basic Plan Document, if the Plan provides for the prior year testing method for the Actual Deferral Percentage test and if more than ten percent (10%) of the Non-highly Compensated Employees are involved in a plan coverage change as defined in Treas. Reg. § 1.401(k)-2(c)(4), the Non-highly Compensated Employees’ Actual Deferral Percentage for the prior year will be the weighted average of the Actual Deferral Percentages for the prior year for the subgroups of Non-highly Compensated Employees, determined according to rules provided by Treas. Reg. § 1.401(k)-2(c)(4). In addition, plans may be aggregated in order to satisfy Code Section 401(k) testing only if they have the same plan year and use the same Actual Deferral Percentage testing method. Otherwise, plans must be disaggregated if they use different current or prior year testing methods, and a 401(k) safe harbor plan must be disaggregated from a plan that uses the Actual Deferral Percentage test.

8. The Actual Contribution Percentage Test and Multiple Plans—Aggregation and Disaggregation. Effective for Plan Years beginning on or after January 1, 2006, Section 4.6[a][B] and [C], which relate to the calculation of the average contribution percentage under the Actual Contribution Percentage test when multiples plans are aggregated, are amended by the addition of the following, as appropriate:

Effective for Plan Years that begin on or after January 1, 2006, for purposes of this Section 4.6[a][B], for any Highly Compensated Employee who is eligible to have Matching Contributions (and after-tax Participant Contributions, other than Roth Contributions) allocated on his or her behalf under two or more

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plans or arrangement described in Code Section 401(a), or cash or deferred arrangements described in Code Section 401(k) maintained by the Employer, the individual contribution ratio shall be determined as if the total of such contributions were made under each such plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all such contributions made under all such plans and arrangements within the single plan year of the plan being tested shall be aggregated for purposes of determining the contribution ratio of the plan being tested, without regard to the plan year of each plan under which such contributions were made.

Effective for Plan Years that begin on or after January 1, 2006, in addition to the aggregation rules of Section 4.6[a][C], in the event this Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 4.6 shall be applied by determining the Average Contribution Percentage of each group of Participants as if all such plans were a single plan. In addition, if the Plan provides for the prior year testing method, and if more than ten percent (10%) of the Non-highly Compensated Employees are involved in a plan coverage change as defined in Treas. Reg. § 1.401(m)-2(c)(4), the Non-highly Compensated Employees’ Actual Contribution Percentage for the prior year will be the weighted average of the Actual Contribution Percentages for the prior year for the subgroups of Non-highly Compensated Employees, determined according to rules provided by Treas. Reg. § 1.401(m)-2(c)(4). Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same Average Contribution Percentage testing method. Otherwise, plans must be disaggregated if they use different current year or prior year testing methods, and a 401(k) safe harbor plan must be disaggregated from a plan that uses the Actual Contribution Percentage test.

9. Limits on Targeted Matching Contributions. Effective for Plan Years beginning on or after January 1, 2006, Section 4.6 of the Basic Plan Document is amended by the addition of new subsection [a][G]:

[G]	A Matching Contribution with respect to an Elective Deferral for a Plan Year is not taken into account under the Actual Contribution Percentage test for an Non-highly Compensated Employee to the extent it exceeds the greatest of:

[i]	five percent (5%) of the Non-highly Compensated Employee’s Code Section 414(s) compensation for Plan Year;

[ii]	the Non-highly Compensated Employee’s Elective Deferrals for the Plan Year; and

[iii]	the product of two (2) times the Plan’s “representative matching rate” and the Non-highly Compensated Employee’s Elective Deferrals for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible Non-highly Compensated Employee among a group of Non-highly Compensated Employees that consists of half of all eligible Non-highly Compensated Employees in the Plan for the Plan Year who make Elective Deferrals for the Plan Year (or, if greater, the lowest “matching rate” for all eligible Non-highly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year).

For purposes of this Section, the “matching rate” for a Participant generally is the Matching Contributions made for such Participant divided by the Participant’s Elective Deferrals for the Plan Year. If the matching rate is not the same for all levels of Elective Deferrals for a Participant, then the Participant’s “matching rate” is determined assuming that a Participant’s Elective Deferrals are equal to six percent (6%) of Compensation.

If the Plan provides a Matching Contribution with respect to the sum of the Participant’s after-tax Participant contributions and Pre-Tax Elective Deferrals, then, for purposes of this Section, that sum is substituted for the amount of the Participant’s Elective Deferrals

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in subsections [ii] and [iii] above and in determining the “matching rate,” Participants who make either after-tax Participant contributions or Elective Deferrals are taken into account in determining the Plan’s “representative matching rate.” Similarly, if the Plan provides a Matching Contribution with respect to the Participant’s after-tax Participant contributions, but not Elective Deferrals, then for purposes of this Section, the Participant’s after-tax Participant contributions are substituted for the amount of the Participant’s Elective Deferrals in subsections [ii] and [iii] above and, in determining the “matching rate,” Participants who make after-tax Participant contributions are taken into account in determining the Plan’s “representative matching rate.”

10. Forfeiture of Nonvested Matching. Effective for Plan Years beginning on or after January 1, 2006, Section 4.6[b], relating to the forfeiture of nonvested matching contributions as a result of the Actual Contribution Percentage test, is amended by the addition of the following:

Forfeitures of Excess Aggregate Contributions: Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Sponsoring Employer in Section C of this Amendment. However, forfeitures cannot be used as Qualified Nonelective Contributions, Qualified Matching Contributions or Elective Deferrals. For Plan Years beginning on or after January 1, 2006, certain matching allocation formulas, such as flat-dollar or formulas that target matches at lower paid Non-highly Compensated Employees, must satisfy additional requirements specified in Treas. Reg. § 1.401(m)-2(a)(5).

11. QNECs And QMACs. Effective for Plan Years beginning on or after January 1, 2006, Section 4.6 of the Basic Plan Document is amended by the addition of the following new Sections 4.6[d] and [e], relating to the revised definitions of and restrictions on Qualified Non-Elective Contributions and Qualified Matching Contributions:

[d]	Qualified Non-elective Contributions: Effective for Plan Years beginning on or after January 1, 2006, in lieu of distributing Excess Contributions as provided in Section 4.5 or Excess Aggregate Contributions as provided in Section 4.6[b], the Employer may make Qualified Non-elective Contributions as elected in the Adoption Agreement, subject to the following restrictions:

[i]	“Qualified Non-elective Contributions” means contributions (other than Matching Contributions, Qualified Matching Contributions or any other non-elective contribution) made by the Company and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan, nonforfeitable when made, are distributable only in accordance with the distribution provisions applicable to Elective Deferrals, Roth Contributions and Qualified Matching Contribution, and otherwise meet the requirements of Treas. Reg. §§ 1.401(k)-1(c) or (d). In addition to the limitations and restrictions provided herein, if the Employer has elected in the Adoption Agreement (as amended in Section A of this Amendment Number Four) to use the Current Year Testing method, in lieu of distributing Excess Contributions or Excess Aggregate Contributions, and to the extent elected by the Employer in the Adoption Agreement, the Employer will make Qualified Nonelective Contributions on behalf of Participants sufficient to satisfy the Actual Deferral Percentage test and/or the Actual Contribution Percentage test, as elected. Qualified Nonelective Contributions will be allocated either to all Participants or only to Participants who are Non-highly Compensated Employees, as elected by the Employer in the Adoption Agreement, in the ratio which each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

[ii]

To be considered in the Actual Deferral Percentage or Actual Contribution Percentage tests, for any Plan Year in which the prior year testing method is used, a Qualified Non-elective Contribution must be contributed no later than 12

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months after the end of the applicable year for the Plan Year being tested. For any Plan Year in which the current year testing method is used, a Qualified Non-elective Contribution must be contributed by the end of the Plan Year following the Plan Year being tested. In any event, the Qualified Non-elective Contribution must not be contingent on services performed after the allocation date.

[iii]	The plan that contains the cash or deferred arrangement, and the plan or plans to which the Qualified Non-elective Contributions or Qualified Matching Contributions to be used to satisfy the Actual Deferral Percentage or Actual Contribution Percentage test must be plans that are permitted to be aggregated under Treas. Reg. §§ 1.401(k)-1(b)(4) or § 1.401(m)-1(b)(4).

[iv]	The total amount of all non-elective contributions made in one Plan Year, including Qualified Non-elective Contributions used to satisfy the Actual Deferral Percentage or Actual Contribution Percentage test, must satisfy Code Section 401(a)(4). In addition, the total amount of non-elective contributions made in one year, excluding Qualified Non-elective Contributions used to satisfy the Actual Deferral Percentage or Actual Contribution Percentage test, must satisfy Code Section 401(a)(4).

[v]	The Qualified Non-elective Contributions taken into account under the Actual Deferral Percentage test may not be taken into account under the Actual Contribution Percentage test with respect to a single Plan Year, and vice versa.

[vi]	To be included in the Actual Deferral Percentage test or Actual Contribution Percentage test, as appropriate, Qualified Non-elective Contributions for any Non-highly Compensated Employee in a single Plan Year may not exceed five percent (5%) of such Participant’s Compensation unless the percentage allocated is limited to an amount not greater than two (2) times the Plan’s “representative contribution rate.” The foregoing limit may be applied separately for each Actual Deferral Percentage and Actual Contribution Percentage test, as long as no Qualified Non-elective Contribution is considered in more than one test. The Plan’s representative contribution rate is the lowest “applicable contribution rate” among a group of Non-highly Compensated Employees that is fifty percent (50%) of all the eligible Non-highly Compensated Employees eligible under the Plan (or the lowest Contribution Rate among all eligible Non-highly Compensated Employees who are employed on the last day of the Plan Year, if greater). Qualified Non-elective Contributions included in the Actual Deferral Percentage or Actual Contribution Percentage test, and included in the determination of the applicable contribution rate are defined according to the following paragraphs [A] and [B]:

[A]	In applying Qualified Non-elective Contributions to satisfy the Actual Deferral Percentage test, the representative contribution rate for purposes of Treas. Reg. §1.401(k)-2(a)(6)(iv)(B) means the sum of Qualified Non-elective Contributions and Qualified Matching Contributions contributed on behalf of the Participant for the Plan Year divided by the Participant’s Compensation. However, Qualified Non-elective Contributions applied to the Actual Contribution Percentage test (including the determination of the representative contribution rate for purposes of Treas. Reg. §1.401(m)-2(a)(6)(v)(B)), may not be used to satisfy the Actual Deferral Percentage test (including the determination of the foregoing representative contribution rate).

[B]

In applying Qualified Non-elective Contributions to satisfy the Actual Contribution Percentage test, the representative contribution rate for purposes of Treas. Reg. §1.401(m)-2(a)(6)(v)(B) means the sum of

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Matching Contributions and Qualified Non-elective Contributions contributed on behalf of the Participant for the Plan Year divided by the Participant’s Compensation. However, Qualified Non-elective Contributions applied to the Actual Deferral Percentage test (including the determination of the representative contribution rate for purposes of Treas. Reg. §1.401(k)-2(a)(6)(iv)(B)), may not be used to satisfy the Actual Contribution Percentage test (including the determination of the foregoing representative contribution rate).

[vii]	Notwithstanding the foregoing limitation provided in the foregoing subsection [vi], Qualified Non-elective Contributions made in connection with the payment of a prevailing wage under the Davis-Bacon Act, Service Contract Act of 1965 or similar legislation may permit up to ten percent (10%) of a Non-highly Compensated Employee’s Compensation to be taken into account for either the Actual Deferral Percentage test or the Actual Contribution Percentage test before comparison to the representative contribution rate is required.

[e]	Qualified Matching Contributions: Effective for Plan Years beginning on or after January 1, 2006, in lieu of distributing Excess Contributions as provided in Section 4.5 or Excess Aggregate Contributions as provided in Section 4.6[b], the Employer may make Qualified Matching Contributions as elected in the Adoption Agreement, subject to the following restrictions.

[i]	“Qualified Matching Contributions” means contributions (other than Qualified Non-elective Contributions or Matching Contributions) made by the Employer and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan, are nonforfeitable when made, are distributable only in accordance with the distribution provisions applicable to Elective Deferrals, Roth Contributions and Qualified Non-elective Contributions, and otherwise meet the requirements of Section the requirements of Treas. Reg. § 1.401(k)-1(c) or (d).

[ii]	To be considered in the Actual Deferral Percentage or Actual Contribution Percentage tests for any Plan Year in which the prior year testing method is used, a Qualified Matching Contribution must be contributed no later than 12 months after the end of the applicable year for the Plan Year being tested. For any Plan Year in which the current year testing method is used, a Qualified Matching Contribution must be contributed by the end of the Plan Year following the Plan Year being tested. In any event, the Qualified Matching Contribution must not be contingent on services performed after the allocation date.

[iii]	The Qualified Matching Contributions taken into account under the Actual Deferral Percentage test may not be taken into account under the Actual Contribution Percentage test to determine a Participant’s individual actual contribution ratio.

[iv]	To be considered in the Actual Deferral Percentage or Actual Contribution Percentage tests, a Qualified Matching Contribution must not exceed the conditions provided on Matching Contributions in Section 4.3(e).

[f]

Overall Limitations. Qualified Non-elective Contributions and Qualified Matching Contributions cannot be taken into account to determine an individual deferral ratio for any Participant to the extent such contributions are taken into account for purposes of satisfying any other Actual Deferral Percentage test, any Actual Contribution Percentage test, or the requirements of Treas. Reg. §§ 1.401(k)-3, 1.401(m)-3, or 1.401(a)-4. Thus, for example, Matching Contributions made pursuant to Treas. Reg. § 1.401(k)-3(c) cannot be taken into account under the Actual Deferral Percentage test. If a Plan switches from the current year testing method to the prior year testing method pursuant to Treas. Reg. § 1.401(k)-2(c)(1), Qualified Non-elective Contributions taken into account under the current year testing method for that plan year may not be taken into account under the prior year testing method for the next year. In addition, a Qualified Non-elective Contribution may not be applied in the Actual Contribution Percentage Test, used for any other

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Actual Contribution Percentage test, any other Actual Deferral Percentage test, or applied under § 1.401(k)-3, § 1.401(k)-4, or §1.401(m)-3.

12. Safe Harbor Plan Provisions. Effective for Plan Years beginning on or after January 1, 2006, Section 4.7 of the Basic Plan Document is generally amended by the addition of the addition of the following text to the end thereof following:

[1]	If the Plan is an ACP Test Safe Harbor plan, provided the ACP Test Safe Harbor requirements are met, the Plan will not impose any allocation conditions on matching contributions.

[2]	If the Plan provides for ADP Test Safe Harbor matching contributions or ACP Test Safe Harbor matching contributions, then catch-up contributions (as defined in Section 414(v) of the Code) will be taken into account in applying such matching contributions under the Plan.

[3]	Except as provided in Treas. Reg. §§1.401(k)-3(e) and 1.401(k)-3(f), and below, the Plan will fail to satisfy the requirements of Code Section 401(k)(12) for a Plan Year unless such provisions remain in effect for an entire twelve (12) month Plan Year.

[4]	If a Plan has a short Plan Year as a result of changing its Plan Year, then the Plan will not fail to satisfy the requirements of Section 4.7 of the Basic Plan Document merely because the Plan Year has less than twelve (12) months, provided:

[A]	The Plan satisfied the ADP Test Safe Harbor and/or ACP Test Safe harbor requirements for the immediately preceding Plan Year; and

[B]	The Plan satisfies the ADP Test Safe Harbor and/or ACP Test Safe Harbor requirements (determined without regard to Treas. Reg. §1.401(k)-3(g)) for the immediately following Plan Year (or for the immediately following twelve (12) months if the immediately following Plan Year is less than twelve (12) months).

[5]	If the ADP Test Safe Harbor contribution being made to the Plan is a matching contribution (or any ACP Test Safe Harbor matching contribution) that is made separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or quarter of a Plan Year) taken into account under the Plan for the Plan Year, then safe harbor matching contributions with respect to any elective deferrals and/or after-tax employee contributions made during a Plan Year quarter must be contributed to the Plan by the last day of the immediately following Plan Year quarter.

[6]	The Employer may amend the Plan during a Plan Year to reduce or eliminate prospectively any or all matching contributions under the Plan (including any ADP Test Safe Harbor matching contributions) provided:

[A]	the Plan Administrator provides a supplemental notice to the Participants which explains the consequences of the amendment, specifies the amendment’s effective date, and informs Participants that they will have a reasonable opportunity to modify their cash or deferred elections and, if applicable, after-tax Participant contribution elections;

[B]	Participants have a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) prior to the effective date of the amendment to modify their cash or deferred elections and, if applicable, after-tax Participant contribution elections; and

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[C]	The amendment is not effective earlier than the later of: (1) thirty (30) days after the Plan Administrator gives supplemental notice; or (2) the date the Employer adopts the amendment.

An Employer which amends its Plan to eliminate or reduce any matching contribution under this Section, effective during the Plan Year, must continue to apply all of the ADP Test Safe harbor and/or ACP Test Safe Harbor requirements of the Plan until the amendment becomes effective and also must apply for the entire Plan Year, using current year testing, the Actual Deferral Percentage test and the Actual Contribution Percentage test.

[7]	An Employer may terminate the Plan during a Plan Year in accordance with Plan termination provisions of the Plan and this Section.

[A]	Acquisition/disposition or substantial business hardship. If the Employer terminates the Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition transaction described in Section 410(b)(6)(C) of the Code, or if the termination is on account of the Employer’s substantial business hardship within the meaning of Section 412(d) of the Code, then the Plan remains an ADP Test Safe Harbor and/or ACP Test Safe Harbor Plan provided that the Employer satisfies the ADP Test Safe Harbor and/or ACP Test Safe Harbor provisions through the effective date of the Plan termination.

[B]	Other termination. If the Employer terminates the Plan for any reason other than as described in Paragraph [6][A] above, and the termination results in a short Plan Year, the Employer must conduct the termination under the provisions of Paragraph [6] above, except that the Employer need not provide Participants with the right to change their cash or deferred elections.

13. Forfeiture of Safe Harbor Match. Effective for Plan Years beginning on or after January 1, 2006, Section 4.7[d][1][B] of the Basic Plan Document, relating to the treatment of forfeitures of nonvested ACP test safe harbor matching contributions, is amended by the addition of the following provision:

Unless the Sponsoring Employer specifies another method of allocation, forfeitures of nonvested ACP Test Safe Harbor Matching Contributions will be used to reduce the Employer’s Contribution of such ACP Test Safe Harbor Matching Contributions. The Sponsoring Employer may indicate in Section A of this Amendment Four another method of allocating such forfeitures. However, such forfeitures may not be used as ADP Test Safe Harbor Contributions, and if used as anything other than ACP Test Safe Harbor Contributions, the Plan will not be exempt from Code Section 416.

14. Nonforfeitable Requirements Related to Elected Deferrals. Effective for Plan Years beginning on or after January 1, 2006, Article 6 is amended by the addition of the following that relates to the requirement that pre-tax deferrals always be nonforfeitable, are always disregarded for purposes of applying Code Section 411(a)(2) (i.e., in applying a vesting schedule to employer contributions), and that pre-tax deferrals always remain nonforfeitable, as such requirements are provided by Treas. Reg. § 1.401(k)-1(c) of the 2006 401(k) Regulations.

Effective for Plan Years beginning on or after January 1, 2006, for purposes of Section 6.1 of the Basic Plan Document, a Participant’s Account attributable to the Participant’s own contributions that remain nonforfeitable at all times shall not be taken into account for purposes of Code Section 411(a)(2) in the application of vesting percentages to determine the forfeitable portion of Employer contributions to the extent applicable. Further, for purposes of Section 6.3, a Participant’s Account attributable to the Participant’s own contributions that remain nonforfeitable at all times shall be taken into account in determining whether the Participant is nonvested for purposes of applying the Break in Service rules.

15. Replacement Defined Contribution Plans. Effective for Plan Years beginning on or after January 1, 2006, Section 9.6[a][2][B][1] is hereby replaced by the following relating to the limitation provided by the

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2006 401(k) Regulations regarding what type of Plan is treated as a “replacement plan” for purposes of distribution events:

[1] Termination of the Plan without the establishment of or maintenance of another defined contribution plan (however, effective for Plan Years beginning on or after January 1, 2006, the establishment or maintenance of an ESOP, SEP, SIMPLE IRA, 403(b) plan, or a 457(b) or (f) plan will not prevent distribution following the termination of a 401(k) plan);

16. New Hardship Distribution Provisions. Effective for Plan Years beginning on or after January 1, 2006, Section 9.6[c] is deleted and replaced by a new Section 9.6[c] to reflect the new hardship distribution events permitted by the 401(k) regulations effective Plan Years beginning on or after January 1, 2006, and the revision to the definition of dependent effective Plan Years beginning on or after January 1, 2005, in response to the Working Families Tax Relief Act of 2004.

[c]	401(k) Cash or Deferred Plan Hardship Withdrawals: If elected in the Adoption Agreement (or in Section A of this Amendment), distribution of Elective Deferrals (and earnings on Elective Deferrals accrued as of December 31, 1988) and Roth Contributions may be made to a Participant in the event of a hardship. Notwithstanding the foregoing, ADP Test Safe Harbor Contributions described in Section 4.7 of the Basic Plan Document may not be distributed on account of hardship. For the purposes of this paragraph [c], hardship is defined as an immediate and heavy financial need of the Participant when such Participant lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Code Section 401(a)(11) and 417, if applicable.

[i]	The following circumstances are the only financial needs considered immediate and heavy:

[A]	Deductible medical expenses (within the meaning of Code Section 213(d) determined without regard to whether the expenses exceed seven and one-half percent of adjusted gross income) previously incurred by of the Participant, the Participant’s Spouse, children, or dependents, or necessary for such persons to obtain such care;

[B]	The purchase (excluding mortgage payments) of a principal residence for the Participant;

[C]	Payment of tuition and related educational fees for the next 12 months of post secondary education for the Participant, the Participant’s Spouse, children, or dependents;

[D]	The need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence;

[E]	For Plan Years beginning on and after January 1, 2006, payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents;

[F]	For Plan Years beginning on and after January 1, 2006, expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income); or

[G]	Any other reason deemed to be an immediate and heavy financial need by the Secretary of the Treasury.

For the purpose of the foregoing, a dependent is an individual defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B).

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[ii]	A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

[A]	The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all Plans maintained by the Employer;

[B]	All plans maintained by the Employer provide that the Participant’s Elective Deferrals and Participant Contributions will be suspended for 12 months after the receipt of the hardship distribution;

[C]	The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need; and

[D]	Unless elected in the Adoption Agreement, all plans maintained by the Employer (defined as all qualified and nonqualified plans of deferred compensation, including a cafeteria plan under Code Section 125 (but excluding mandatory employee contribution portion of a defined benefit plan or health and welfare plan), stock option plan, stock purchase plan or similar plan or arrangement) must provide that Elective Deferrals, Roth Contributions, Nondeductible Voluntary Employee Contributions or other contributions will be suspended for a period of six months following a hardship distribution.

An Employer who elects a suspension period other than the six-month period described herein may not maintain an ACP Test Safe Harbor based on Matching Contributions.

[iii]	The amount of any distribution under this Section 9.6[c] may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

The Adoption Agreement and the Basic Plan Document remain otherwise unchanged.

Failure to complete this amendment to the Adoption Agreement #001 properly may result in the disqualification of the Employer’s Plan. The foregoing options to the Adoption Agreement, as amended, may be used only in conjunction with the Baker & Hostetler LLP Defined Contribution Plan and Trust Prototype Basic Plan Document Number: 01 (the “Basic Plan Document”), including the amendments adopted by this Amendment Number Four. The Employer that amends an Adoption Agreement that previously adopted the Basic Plan Document may continue to rely on an opinion letter issued to Baker & Hostetler LLP by the Internal Revenue Service as evidence that the Basic Plan is qualified under Code Section 401, but only to the extent provided in Announcement 2001-77. The Employer adopting this Plan may not rely on the opinion letter in certain other circumstances, which are specified in the opinion letter issued with respect to this Plan and in Announcement 2001-77. In order to have reliance in such circumstances or with respect to such qualification requirements, the Employer must apply to Employee Plans Determinations of the Internal Revenue Service for a determination letter. Baker & Hostetler LLP (the “Prototype Sponsor”) will continue to notify adopting companies in writing of any other amendments made to the Plan by the Prototype Sponsor and will notify adopting companies in writing of the discontinuance of the Plan.

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SIGNATURES

The Sponsoring Employer and any Additional Sponsoring Employers, by their appropriate officers or representatives duly authorized, hereby adopt the amendments to the Basic Plan Document, and any related changes in options selected under the Adoption Agreement #001 by executing this Amendment Number Four as of the date indicated below:

PROTOTYPE SPONSOR:	SPONSORING EMPLOYER(S):

Amendment Approved by: BAKER & HOSTETLER LLP	Cardinal Health 414, Inc.
(Name of Primary Sponsoring Employer)
/s/ Georgeann G. Peters

Baker & Hostetler LLP
3200 National City Center	By	/s/ Susan Nelson
1900 E. Ninth Street
Cleveland, Ohio 44114-3485	Title	Sr. VP Total Rewards
(216) 621-0200
	Date	12/1/06

And by

Baker & Hostetler LLP

Capitol Square, Suite 2100

65 East State Street

Columbus, Ohio 43215-4260

(614) 228-1541

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